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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                 SYSTEMED INC.
                    (In thousands, except per share amounts)



                                                                                                  Three Months Ended
                                                                                                  ------------------

                                                                                            March 31,           March 31,
                                                                                              1996                1995
                                                                                          ------------        ------------
PRIMARY
- -------
Average common shares outstanding                                                             22,325             21,772
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                                                              -              1,064
Assumed conversion of 8% preferred stock                                                           -                218
                                                                                            --------            -------

       Total                                                                                  22,325             23,054
                                                                                            ========            =======


Net income (loss)                                                                           $(2,558)            $ 1,074
Dividends on preferred stock                                                                    (32)                  -
                                                                                            -------             -------
Net income (loss) applicable to common  stock                                               $(2,590)            $ 1,074
                                                                                            =======             =======

Net income (loss) per common and common equivalent share                                    $  (.12)            $    .05
                                                                                            =======             ========





FULLY DILUTED
- -------------
Average common shares outstanding                                                             22,325             21,772
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                                                              -              1,137
Assumed conversion of 8% preferred stock                                                           -                218
                                                                                            --------            -------

       Total                                                                                  22,325             23,127
                                                                                            ========            =======


Net income (loss)                                                                           $(2,558)            $ 1,074
Dividends on preferred stock                                                                    (32)                  -
                                                                                            -------             -------
Net income (loss) applicable to common stock                                                $(2,590)            $ 1,074
                                                                                            =======             =======

Net income (loss) per common and
   common equivalent share
   assuming issuance of all dilutive
   contingent shares                                                                        $  (.12)            $    .05
                                                                                            =======             ========

Income (loss) per common and common equivalent share was calculated by dividing net income (loss), after adjusting for preferred stock dividends when the preferred stock was assumed not to be converted, by the weighted average number of common and common equivalent shares outstanding during the period. Common stock equivalents include dilutive stock options and warrants and the dilutive effects of preferred stock conversions.

Income (loss) per common and common equivalent share - assuming full dilution is not presented in the financial statements because the assumed conversion of convertible debt and any additional incremental issuance of stock options or warrants would be antidilutive.





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